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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use, in Amendment No. 4 in this Registration Statement on Form S-4, of our report dated February 22, 1999, except for the second paragraph of Note 10 as to which the date is July 22, 1999, relating to the consolidated financial statements of Express Capital Concepts, Inc. and Subsidiary for the years ended December 31, 1998, 1997 and 1996 and the reference to our firm under the caption "Selected Historical Financial Information" and "Experts" in the Prospectus contained in said Registration Statement.


                                             /s/ ANGELL & DEERING

                                             Angell & Deering
                                             Certified Public Accountants


Denver, Colorado
November 9, 1999